THE SOMERSET GROUP, INC.
                    Condensed Consolidated Statements of Shareholders' Equity
                                  January 1, 1999 to June 30, 2000
                                            (Unaudited)

                                                         Capital   Accumulated
                                                        in Excess     Other
                                                Common   of Stated Comprehensive Retained    Treasury
                                                Stock     Value      Income     Earnings     Shares     Total
Balance January 1, 1999                      $1,862,000 $3,599,000  ($19,000)  $30,359,000 ($338,000) $35,463,000

Comprehensive Income:
Net income January 1 to June 30, 1999              ---        ---        ---     1,885,000       -      1,885,000
Unrealized losses on short-term investments,
     net of deferred income taxes                  ---        ---    (15,000)        ---         -        (15,000)
                                                                                                        ---------
        Total comprehensive income                                                                      1,870,000
Tax benefit of stock options exercised             ---      80,000       ---         ---         -           ---
Reissuance of treasury shares                      ---    (322,000)      ---         ---       573,000    251,000
Purchase of treasury shares                        ---        ---        ---         ---    (2,300,000)(2,300,000)
Cash dividends paid                                ---        ---        ---      (288,000)      -       (288,000)
Equity in other capital changes of First Indiana
     Corporation, net of deferred incom            ---        ---        ---      (446,000)      -       (446,000)
                                              ---------  ---------   --------   ----------   ---------  ---------
Balance June 30, 1999                         1,862,000  3,357,000   (34,000)   31,510,000  (2,065,000)34,630,000

Comprehensive Income:
Net income July 1 to December 31, 1999            ---         ---        ---     1,507,000       -      1,507,000
Unrealized gains on short-term investments
     net of deferred income taxes                 ---         ---     34,000         ---         -         34,000
                                                                                                        ---------
          Total comprehensive income                                                                    1,541,000
Tax benefit of stock options exercised            ---       18,000       ---         ---         ---       18,000
Reissuance of treasury shares                     ---      185,000       ---         ---       922,000  1,107,000
Purchase of treasury shares                       ---         ---        ---         ---      (700,000)  (700,000)
Cash dividends paid                               ---         ---        ---      (278,000)      -       (278,000)
Equity in other capital changes of First Indiana
   Corporation, net of deferred income            ---         ---        ---        53,000            -    53,000
                                              ---------  ---------    --------  ----------   ---------  ---------
Balance December 31, 1999                     1,862,000  3,560,000       ---    32,792,000  (1,843,000)36,371,000
                                                                                               ---
Comprehensive Income:
Net income January 1 to June 30, 2000             ---        ---        ---      2,517,000       -      2,517,000
                                                                                                        ---------
          Total comprehensive income                                                                    2,517,000
Tax benefit of stock options exercised            ---       12,000       ---          ---              -   12,000
Reissuance of treasury shares                     ---      (44,000)      ---          ---       164,000   120,000
Purchase of treasury shares                       ---        ---        ---           ---       (51,000)  (51,000)
Cash dividends paid                               ---        ---        ---       (309,000)      -       (309,000)
Equity in other capital changes of
     First Indiana Corporation, net of
     deferred income taxes                        ---        ---        ---       (163,000)      -       (163,000)
                                              ---------  ---------    -------   ----------  ---------  ----------
Balance June 30, 2000                        $1,862,000 $3,528,000             $34,837,000($1,730,000)$38,497,000
                                              =========  =========    =======   ==========  =========  ==========

See accompanying Notes to Condensed Consolidated Financial Statements.





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